EXHIBIT 99.1


                                 REVOCABLE PROXY
|   | PLEASE MARK VOTES      NEW ENGLAND COMMUNITY
| X | AS IN THIS EXAMPLE         BANCORP, INC.
|   |



               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE SPECIAL MEETING OF THE STOCKHOLDERS
                          TO BE HELD AUGUST 10, 1998

     The undersigned hereby appoints ___________ and _____________with full power of substitution in each, proxies and agents of the undersigned to vote at the Special Meeting of Stockholders of New England Community Bancorp, Inc. ("NECB"), to be held at the executive offices of NECB, 176 Broad Street, Windsor, Connecticut, on August 10, 1998 at 8:00 a.m., and at any adjournment thereof, all shares of common stock of NECB which the undersigned would be entitled to vote if personally present for the following matters.

                                                   For   Against   Abstain

1. TO ADOPT A PLAN AND AGREEMENT                   |  |   |  |      |  |
AGREEMENT OF MERGER, dated as of                   |  |   |  |      |  |
March 19, 1998 by and among New England
Community Bancorp, Inc., New England Bank & Trust Company and Bank of South Windsor and the issuance of shares of NECB Common Stock pursuant thereto.

2. To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1. The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the related Proxy Statement.

        Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. when signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

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Please be sure to sign and date       |
  this Proxy in the box below.        |    Date
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Stockholder sign above     Co-holder (if any) sign above
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         [Arrow] Detach above card, sign, date and mail in postage paid envelope provided. [Arrow]
                      NEW ENGLAND COMMUNITY BANCORP, INC.
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                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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